Third Point Re Announces Third Quarter 2020 Earnings Results

Net income of $68.7 million, or $0.73 per diluted common share, for the third quarter of 2020
Return on beginning shareholders’ equity of 5.1% for the third quarter of 2020

HAMILTON, Bermuda, November 5, 2020, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its third quarter ended September 30, 2020.
Earnings Summary
Third Point Re reported net income available to common shareholders of $68.7 million, or $0.73 per diluted common share, for the three months ended September 30, 2020, compared to a net loss attributable to common shareholders of $15.1 million, or $0.16 per diluted common share, for the three months ended September 30, 2019. For the nine months ended September 30, 2020, Third Point Re reported net income available to common shareholders of $9.1 million, or $0.10 per diluted common share, compared to net income available to common shareholders of $170.9 million, or $1.84 per diluted common share, for the nine months ended September 30, 2019.
“We produced solid third quarter results with a return on equity for the quarter of 5.1% driven by strong investment performance. Our diluted book value per share at the end of the quarter was $15.06. The combined ratio for the third quarter was 119.9%, of which $29.6 million was attributable to catastrophe losses and $15.6 million was attributable to the ongoing impacts of COVID-19, for a total impact of 31.9% on the combined ratio,” commented Dan Malloy, Chief Executive Officer. “The impact on our results from catastrophe losses and ongoing impacts of COVID-19 were within expectations given the large number of events during the quarter. We continue to see improvements in market conditions across many lines of business. In particular, our recently announced partnership to form a new MGA, Arcadian Risk Capital, will allow us to take advantage of opportunities in excess casualty and professional lines insurance. Our previously announced merger with the Sirius Group remains on track to close in the first quarter of 2021. Our capital position remains strong and SiriusPoint will be well-positioned to take advantage of improving underwriting conditions.”
Additional Information on Financial Results
The following table shows certain key financial metrics for the three and nine months ended September 30, 2020 and 2019:

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	($ in millions, except for per share data and ratios)
Gross premiums written	$60.8	$95.4	$422.5	$497.6
Net premiums earned	$141.7	$203.2	$428.8	$501.8
Net underwriting loss (1)	$(28.1)	$(5.5)	$(21.3)	$(12.9)
Combined ratio (1)	119.9%	102.7%	105.0%	102.6%
Net investment return on investments managed by Third Point LLC	4.8%	(0.2)%	2.8%	10.2%
Net investment income (loss)	$122.0	$(3.1)	$74.1	$220.9
Net income (loss) available to Third Point Re common shareholders	$68.7	$(15.1)	$9.1	$170.9
Diluted earnings (loss) per share available to Third Point Re common shareholders	$0.73	$(0.16)	$0.10	$1.84
Change in diluted book value per share (2)	4.8%	(0.8)%	0.1%	13.7%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	5.1%	(1.1)%	0.6%	14.2%
Net investments managed by Third Point LLC (3)	$2,673.0	$2,590.1	$2,673.0	$2,590.1
(1)See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.
(2)Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.
(3)Prior year comparatives represent amounts as of December 31, 2019.

Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written decreased by $34.6 million, or 36.3%, to $60.8 million for the three months ended September 30, 2020 from $95.4 million for the three months ended September 30, 2019. The decrease in gross premiums written was primarily due to one retroactive reinsurance contract of $58.7 million recognized in the prior year quarter with no comparable premium in the current period. This decrease was partially offset by new contracts bound in the current year period and other timing differences.
Gross premiums written decreased by $75.1 million, or 15.1%, to $422.5 million for the nine months ended September 30, 2020 from $497.6 million for the nine months ended September 30, 2019. The decrease in gross premiums written was primarily due to certain contracts that we did not renew, including certain contracts which no longer fit our underwriting criteria as a result of our shift in underwriting strategy. In addition, the prior year period included $58.7 million related to one retroactive reinsurance contract that did not have a comparable premium in the current year period. These decreases were partially offset by new contracts bound in the current year period and other timing differences.
Net underwriting results
For the three and nine months ended September 30, 2020, we incurred net catastrophe losses of $29.6 million, net of reinstatement premiums and profit commission adjustments, related to Hurricane Laura and other third quarter catastrophes. This resulted in an increase in the combined ratio of 20.9 and 6.9 percentage points for the three and nine months ended September 30, 2020, respectively.
For the three and nine months ended September 30, 2019, we incurred net catastrophe losses of $12.7 million, net of reinstatement premiums and profit commission adjustments, related to Hurricane Dorian and Typhoon Faxai. This resulted in an increase in the combined ratio of 6.2 and 2.5 percentage points for the three and nine months ended September 30, 2019, respectively.
The COVID-19 outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. For the three and nine months ended September 30, 2020, we recognized net losses of $15.6 million and $35.0 million, respectively, net of additional premiums, or 11.0 and 8.2 percentage points, respectively, on the combined ratio, relating to COVID-19. These losses were driven primarily by event cancellation, property business interruption, and certain casualty and multi-line quota share contracts.
The economic impact of the ongoing pandemic will continue to create uncertainty around the ultimate scope of claims and potential for additional insurance losses. Our estimate is based on currently available information derived from information provided by cedents. These estimates include losses only related to our estimate of claims incurred as of September 30, 2020.
For the three and nine months ended September 30, 2020, we recorded improvement in the net underwriting results of $0.1 million and $2.6 million, respectively, related to net favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
For the three and nine months ended September 30, 2019, we recorded a net $3.8 million and $4.3 million improvement in the net underwriting results, respectively, related to net favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The following is a summary of our total net investments managed by Third Point LLC as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019

	($ in thousands)
TP Fund	$868,971	$860,630
Collateral and other investment assets (1)	1,804,053	1,729,497
Total net investments managed by Third Point LLC	$2,673,024	$2,590,127
(1)Collateral assets primarily consist of fixed income securities such as U.S. Treasuries, money markets funds, and sovereign debt. Other investment assets primarily consist of U.S Treasuries, structured and corporate credit fixed income securities such as corporate bonds, asset-backed securities and bank debt as well as interest rate hedges in the form of short positions on U.S. Treasuries.

The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three and nine months ended September 30, 2020 and 2019:

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
TP Fund	14.6%	(0.7)%	1.0%	16.9%
Collateral and other investments	0.6%	0.2%	3.8%	1.2%
Net investment return on investments managed by Third Point LLC (1)	4.8%	(0.2)%	2.8%	10.2%
(1)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income (loss) for our total net investments managed by Third Point LLC for the three and nine months ended September 30, 2020 and 2019:

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	($ in thousands)
TP Fund	$110,552	$(5,751)	$8,341	$207,597
Collateral and other investments (1)	11,216	2,289	65,274	12,452
Net investment income (loss) on investments managed by Third Point LLC (2)	$121,768	$(3,462)	$73,615	$220,049
(1)Includes foreign exchange gains (losses) of $6.8 million and $(4.1) million in the three and nine months ended September 30, 2020, respectively (2019 - $(5.2) million and $(5.9) million, respectively) resulting from the revaluation of foreign currency reinsurance collateral held in trust accounts. Non-U.S. dollar reinsurance assets, or balances held in trust accounts securing reinsurance liabilities generally offset reinsurance liabilities in the same non-U.S. dollar currencies resulting in minimal net exposure. As a result, the foreign exchange gains (losses) from the revaluation of foreign currency reinsurance collateral held in trust accounts are offset by corresponding foreign exchange gains (losses) from the revaluation of foreign currency loss and loss adjustment expense reserves.
(2)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three and nine months ended September 30, 2020 and 2019:

	Three months ended
	September 30, 2020			September 30, 2019
	Long	Short	Net	Long	Short	Net
Equity	4.2%	(1.2)%	3.0%	1.4%	(0.7)%	0.7%
Credit	0.8%	—%	0.8%	(0.7)%	—%	(0.7)%
Other	0.9%	0.1%	1.0%	(0.1)%	(0.1)%	(0.2)%
Net investment return on investments managed by Third Point LLC	5.9%	(1.1)%	4.8%	0.6%	(0.8)%	(0.2)%

	Nine months ended
	September 30, 2020			September 30, 2019
	Long	Short	Net	Long	Short	Net
Equity	(1.5)%	(0.5)%	(2.0)%	13.3%	(4.1)%	9.2%
Credit	4.6%	(0.2)%	4.4%	0.9%	(0.5)%	0.4%
Other	0.5%	(0.1)%	0.4%	1.0%	(0.4)%	0.6%
Net investment return on investments managed by Third Point LLC	3.6%	(0.8)%	2.8%	15.2%	(5.0)%	10.2%

For the three months ended September 30, 2020, the investment portfolio generated positive results across each strategy with long equity investments driving the majority of gains for the quarter. Within equities, most sectors contributed to positive results on the long side while short equity investments and hedges partially offset overall gains for the equity strategy. The credit strategy contributed gains from both the corporate credit and structured credit portfolios. Investments in residential mortgage backed securities also produced profits. In the other strategy, gains were driven by private investments.

For the nine months ended September 30, 2020, gains were driven primarily by the credit portfolio. Investments in investment grade corporate credit and residential mortgage backed securities contributed strong performance. The equities strategy detracted from overall positive performance for the portfolio as losses from investments in industrials and consumer discretionary offset gains from technology investments. The other strategy contributed modestly to net gains for the year to date due to private investments.
Sirius Merger
On August 6, 2020, Third Point Re, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sirius International Insurance Group, Ltd. (“Sirius”), a Bermuda exempted company limited by shares, and Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Sirius (the “Merger”), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of the Company. The Company is to be renamed SiriusPoint Ltd. following the Merger.

The total deal consideration was estimated at the time of announcement as $788.0 million, which comprises stock, cash, and other contingent value components.
The transaction is subject to customary closing conditions and regulatory approvals and is expected to close in the first quarter of 2021. Please refer to our Current Report on Form 8-K filed with the SEC on August 7, 2020, for additional description of the Merger and related transactions.
Conference Call Details
The Company will hold a conference call to discuss its third quarter 2020 results at 8:30 a.m. Eastern Time on November 6, 2020. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. third quarter earnings conference call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13711826. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 13, 2020.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Re BDA potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the failure to complete, or the failure to realize the expected benefits of the merger with Sirius International Insurance Group, Ltd.; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by our Quarterly Report on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020, and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Re BDA and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), writes property and casualty reinsurance business. Third Point Re BDA and Third Point Re USA each have an “A-” (Excellent) financial strength rating from A.M. Best Company, Inc.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	September 30, 2020	December 31, 2019
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2019 - $891,850)	$868,971	$860,630
Debt securities, trading, at fair value (cost - $176,521; 2019 - $129,330)	186,260	125,071
Other investments, at fair value	4,000	4,000
Total investments	1,059,231	989,701
Cash and cash equivalents	513,783	639,415
Restricted cash and cash equivalents	1,101,693	1,014,543
Due from brokers	81,142	—
Interest and dividends receivable	1,835	2,178
Reinsurance balances receivable, net	572,672	596,120
Deferred acquisition costs, net	142,846	154,717
Unearned premiums ceded	27,463	16,945
Loss and loss adjustment expenses recoverable, net	13,626	5,520
Other assets	20,171	20,555
Total assets	$3,534,462	$3,439,694
Liabilities
Accounts payable and accrued expenses	$13,963	$17,816
Reinsurance balances payable	120,469	81,941
Deposit liabilities	155,697	172,259
Unearned premium reserves	498,893	524,768
Loss and loss adjustment expense reserves	1,186,149	1,111,692
Securities sold, not yet purchased, at fair value	15,389	—
Interest and dividends payable	1,110	3,055
Senior notes payable, net of deferred costs	114,222	114,089
Total liabilities	2,105,892	2,025,620
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 95,314,893; 2019 - 94,225,498)	9,531	9,423
Additional paid-in capital	931,972	927,704
Retained earnings	486,068	476,947
Shareholders’ equity attributable to Third Point Re common shareholders	1,427,571	1,414,074
Noncontrolling interests	999	—
Total shareholders' equity	1,428,570	1,414,074
Total liabilities, noncontrolling interests and shareholders’ equity	$3,534,462	$3,439,694

THIRD POINT REINSURANCE LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
For the three and nine months ended September 30, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenues
Gross premiums written	$60,779	$95,388	$422,481	$497,616
Gross premiums ceded	185	(1,116)	(30,037)	(3,301)
Net premiums written	60,964	94,272	392,444	494,315
Change in net unearned premium reserves	80,748	108,976	36,393	7,435
Net premiums earned	141,712	203,248	428,837	501,750
Net investment income (loss) from investment in related party investment fund	110,552	(5,751)	8,341	207,597
Net realized and unrealized investment gains (losses)	6,965	(2,646)	54,554	2,700
Other net investment income	4,439	5,259	11,245	10,649
Net investment income (loss)	121,956	(3,138)	74,140	220,946
Total revenues	263,668	200,110	502,977	722,696
Expenses
Loss and loss adjustment expenses incurred, net	110,487	85,703	287,379	263,105
Acquisition costs, net	54,817	118,271	147,741	233,775
General and administrative expenses	21,320	9,237	44,934	41,019
Other (income) expense	(283)	5,058	6,410	12,994
Interest expense	2,068	2,074	6,162	6,154
Foreign exchange (gains) losses	5,885	(4,921)	(3,129)	(6,663)
Total expenses	194,294	215,422	489,497	550,384
Income (loss) before income tax (expense) benefit	69,374	(15,312)	13,480	172,312
Income tax (expense) benefit	(652)	213	(4,380)	(1,431)
Net income (loss)	68,722	(15,099)	9,100	170,881
Net loss attributable to noncontrolling interests	21	—	21	—
Net income (loss) available to Third Point Re common shareholders	$68,743	$(15,099)	$9,121	$170,881
Earnings (loss) per share available to Third Point Re common shareholders
Basic earnings (loss) per share available to Third Point Re common shareholders	$0.74	$(0.16)	$0.10	$1.86
Diluted earnings (loss) per share available to Third Point Re common shareholders	$0.73	$(0.16)	$0.10	$1.84
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,613,393	91,903,556	92,466,813	91,784,268
Diluted	92,969,646	91,903,556	92,877,674	92,709,421

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended September 30, 2020		Three months ended September 30, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$60,779	$60,779	$95,388	$95,388
Gross premiums ceded	185	185	(1,116)	(1,116)
Net premiums written	60,964	60,964	94,272	94,272
Change in net unearned premium reserves	80,748	80,748	108,976	108,976
Net premiums earned	141,712	141,712	203,248	203,248
Expenses
Loss and loss adjustment expenses incurred, net	110,487	110,487	85,703	85,703
Acquisition costs, net	54,817	54,817	118,271	118,271
General and administrative expenses	4,556	4,556	4,769	4,769
Total expenses	169,860	169,860	208,743	208,743
Net underwriting loss	$(28,148)	(28,148)	$(5,495)	(5,495)
Net investment income (loss)		121,956		(3,138)
Corporate expenses		(16,764)		(4,468)
Other income (expense)		283		(5,058)
Interest expense		(2,068)		(2,074)
Foreign exchange gains (losses)		(5,885)		4,921
Income tax benefit (expense)		(652)		213
Net loss attributable to noncontrolling interests		21		—
Net income (loss) available to Third Point Re common shareholders		$68,743		$(15,099)
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	78.0%		42.2%
Acquisition cost ratio	38.7%		58.2%
Composite ratio	116.7%		100.4%
General and administrative expense ratio	3.2%		2.3%
Combined ratio	119.9%		102.7%

	Nine months ended September 30, 2020		Nine months ended September 30, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$422,481	$422,481	$497,616	$497,616
Gross premiums ceded	(30,037)	(30,037)	(3,301)	(3,301)
Net premiums written	392,444	392,444	494,315	494,315
Change in net unearned premium reserves	36,393	36,393	7,435	7,435
Net premiums earned	428,837	428,837	501,750	501,750
Expenses
Loss and loss adjustment expenses incurred, net	287,379	287,379	263,105	263,105
Acquisition costs, net	147,741	147,741	233,775	233,775
General and administrative expenses	15,031	15,031	17,762	17,762
Total expenses	450,151	450,151	514,642	514,642
Net underwriting loss	$(21,314)	(21,314)	$(12,892)	(12,892)
Net investment income		74,140		220,946
Corporate expenses		(29,903)		(23,257)
Other expenses		(6,410)		(12,994)
Interest expense		(6,162)		(6,154)
Foreign exchange gains		3,129		6,663
Income tax expense		(4,380)		(1,431)
Net loss attributable to noncontrolling interests		21		—
Net income available to Third Point Re common shareholders		$9,121		$170,881
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	67.0%		52.4%
Acquisition cost ratio	34.5%		46.6%
Composite ratio	101.5%		99.0%
General and administrative expense ratio	3.5%		3.6%
Combined ratio	105.0%		102.6%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	September 30, 2020	December 31, 2019
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,427,571	$1,414,074
Basic and diluted book value per share denominator:
Common shares outstanding	95,314,893	94,225,498
Unvested restricted shares	(2,695,127)	(2,231,296)
Basic book value per share denominator:	92,619,766	91,994,202
Effect of dilutive warrants issued to founders and an advisor (1)	—	172,756
Effect of dilutive stock options issued to directors and employees (1)	—	225,666
Effect of dilutive restricted shares issued to directors and employees	2,182,214	1,654,803
Diluted book value per share denominator	94,801,980	94,047,427

Basic book value per share	$15.41	$15.37
Diluted book value per share	$15.06	$15.04
(1)As of September 30, 2020, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants and options.
Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income (loss) available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability. When we repurchase our common shares, we also adjust the beginning shareholders’ equity attributable to Third Point Re common shareholders for the impact of the shares repurchased on a weighted average basis. For a period where there was a loss, this adjustment decreased the stated returns on beginning shareholders’ equity and for a period where there was a gain, this adjustment increased the stated returns on beginning shareholders’ equity.

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	($ in thousands)
Net income (loss) available to Third Point Re common shareholders	$68,743	$(15,099)	$9,121	$170,881
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,357,304	$1,395,898	$1,414,074	$1,204,574
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	5.1%	(1.1)%	0.6%	14.2%
Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. The net investment return reflects the combined results of our investments in TP Fund, collateral assets and certain other investment assets managed by Third Point LLC. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.